                                                                   Exhibit 99.2

Designated Filer:                    Stratford Capital Partners, L.P.
Issuer and Ticker Symbol:              Teletouch Communications, Inc. (TLLE.OB)
Date of Event Requiring Statement:   August 18, 2011

                             Joint Filers' Signatures

STRATFORD CAPITAL GP ASSOCIATES, L.P.
By: Stratford Capital Corporation, its general partner

By: /s/ David W. Knickel             Date: June 3, 2013
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Name: David W. Knickel
Title: Vice President

STRATFORD CAPITAL CORPORATION

By: /s/ David W. Knickel             Date: June 3, 2013
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Name: David W. Knickel
Title: Vice President

By: John R. Muse                     Date: June 3, 2013
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John R. Muse